CONSENT OF EDWIN E. BRIDGES


      The undersigned hereby consents to being named in Capital Bank Corporation's Registration Statement on Form S-4 filed with the Securities and Exchange Commission as a person about to become a director of Capital Bank Corporation.

                                                /s/ Edwin E. Bridges
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                                                Edwin E. Bridges

                                                October 15, 1998